Exhibit 10.3

PROMOTIONAL SHARES LOCK-IN AGREEMENT

Class A Limited Liability Company Units Issuer

I.	This Promotional Shares Lock-In Agreement (“Agreement”), which was entered into on the 15th day of October, 2008, by and between 35, LLC, a Washington limited liability company (“Issuer”), whose principal place of business is located in Seattle, WA, IndieShares Management LLC, a Washington limited liability company (“Owner”), and Beacon Law Advisors PLLC, a Washington professional limited liability company (“Security Holder”) witnesses that:

A.	The Issuer has filed an application with the Securities Administrator of the States of AZ, CA, CO, CT, FL, GA, IL, IN, LA, MA, MD, MI, MN, MO, NJ, NY, OR, PA, UT, VA, WA, WI (“Administrators”) to register certain of its Class A limited liability company units (the “CLASS A SHARES”) for sale to public investors who are residents of those states (“Registration”);

B.	Owner is the owner of a common limited liability company unit (the “PROMOTIONAL SHARE”), and Security Holder has agreed to act as escrow agent to hold the PROMOTIONAL SHARE on behalf of Owner until it is released from escrow in accordance with the terms of this Agreement.

C.	As a condition to Registration, the Issuer and Security Holder (“Signatories”) agree to be bound by the terms of this Agreement.

II.	THEREFORE, the Security Holder agrees to act as escrow agent and to hold the PROMOTIONAL SHARE on Owner’s behalf and agrees not to, on the Issuer’s behalf, sell, pledge, hypothecate, assign, grant any option for the sale of, or otherwise transfer or dispose of, whether or not for consideration, directly or indirectly, the PROMOTIONAL SHARE as defined in the North American Securities Administrators Association (“NASAA”) Statement of Policy on Corporate Securities Definitions and all certificates representing unit dividends, unit splits, recapitalizations, and the like, that are granted to, or received by, the Security Holder while the PROMOTIONAL SHARE is subject to this Agreement (“Restricted Security”).

The Restricted Security shall be released from this Agreement on the anniversary of the second year from the completion date of the public offering.

III.	THEREFORE, the Signatories agree and will cause the following:

A.	Issuer shall cause, in the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Issuer’s assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is not a “Promoter”, as that term is defined in the NASAA Statement of Policy on Corporate Securities Definitions, which results in the distribution of the Issuer’s assets or securities (“Distribution”), while this Agreement remains in effect that:

1.	All holders of the Issuer’s CLASS A SHARES will initially share on a pro rata, per share basis in the Distribution, in proportion to the amount of cash or other consideration that they paid per share for their CLASS A SHARES (provided that the Administrator has accepted the value of the other consideration), until the shareholders who purchased the Issuer’s CLASS A SHARES pursuant to the public offering (“Public Shareholders”) have received, or have had irrevocably set aside for them, an amount that is equal to one hundred and five percent (105%) of the public offering’s price per share times the number of shares of CLASS A SHARES that they purchased pursuant to the public offering and which they still hold at the time of the Distribution, adjusted for splits, dividends recapitalizations and the like; and

2.	Thereafter, fifty percent (50%) of the amount of Issuer’s cash or other consideration available for distribution shall be allocated to the Owner and fifty percent (50%) shall be allocated to all holders of the Issuer’s CLASS A SHARES who shall thereafter participate in such fifty percent (50%) on an equal, per share basis times the number of shares of CLASS A SHARES, in accordance with the public offering registration statement, they hold at the time of the Distribution, adjusted for splits, dividends, recapitalizations and the like.

3.	The Distribution may proceed on lesser terms and conditions than the terms and conditions stated in paragraphs 1 and 2 above if a majority of the CLASS A SHAREHOLDERS vote, or consent by consent procedure, to approve the lesser terms and conditions.

B.	In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Issuer’s assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is a Promoter, which results in a Distribution while this Agreement remains in effect, the Restricted Security shall remain subject to the terms of this Agreement.

C.	The Restricted Security may be transferred by will, the laws of descent and distribution, the operation of law, or by order of any court of competent jurisdiction and proper venue.

D.	The economic value of the portion of a Restricted Security of a deceased member of the Owner may be hypothecated to pay the expenses of the deceased Owner’s estate. The hypothecated Restricted Security shall remain subject to the terms of this Agreement. The Restricted Security may not be pledged to secure any other debt.

E.	The Restricted Security may be transferred by gift to the member of the Owner’s family members, provided that the Restricted Security shall remain subject to the terms of this Agreement.

F.	The Restricted Security shall not have voting rights.

G.	A notice shall be placed on the face of each unit certificate of the Restricted Security covered by the terms of the Agreement stating that the transfer of the unit evidenced by the certificate is restricted in accordance with the conditions set forth on the reverse side of the certificate; and

H.	A typed legend shall be placed on the reverse side of the unit certificate of the Restricted Security representing the unit covered by the Agreement which states that the sale or transfer of such unit evidenced by the certificate is subject to certain restrictions until the second anniversary of the completion date of the public offering pursuant to an agreement between the Security Holder, the Owner and the Issuer, which agreement is on file with the Issuer from which a copy is available upon request and without charge.

I.	The term of this Agreement shall begin on the date that the Registration is declared effective by the Administrators (“Effective Date”) and shall terminate:

1.	On the anniversary of the second year from the completion date of the public offering; or

2.	On the date the Registration has been terminated if the Issuer sells less than $3,500,000 worth of CLASS A SHARES pursuant thereto; or

3.	If the Registration has been terminated, the date that checks representing all of the gross proceeds that were derived therefrom and addressed to the public investors have been placed in the U.S. Postal Service with first class postage affixed; or

4.	On the date the security subject to this Agreement becomes a “Covered Security” as defined under the National Securities Markets Improvement Act of 1996.

J.	This Agreement to be modified only with the written approval of the Administrators.

IV.	THEREFORE, the Issuer will cause the following:

A.	A manually signed copy of the Agreement signed by the Signatories to be filed with the Administrators prior to the Effective Date;

B.	Appropriate unit transfer orders to be placed with the Issuer’s unit transfer agent against the sale or transfer of the limited liability company units covered by the Agreement prior to its expiration, except as may otherwise be provided in this Agreement;

C.	The above unit restriction legends to be placed on the periodic statement sent to the registered owner if the security subject to this Agreement is an uncertificated security.

Pursuant to the requirements of this Agreement, the Signatories have entered into this Agreement, which may be written in multiple counterparts and each of which shall be considered an original. The Signatories have signed the Agreement in the capacities, and on the dates, indicated.

IN WITNESS WHEREOF, the Signatories have executed this Agreement.

ISSUER: 35, LLC

By:	/s/ JAY T. SCHWARTZ
Name:	Jay T. Schwartz
President of the manager of 35, LLC

SECURITY HOLDER: BEACON LAW ADVISORS, PLLC

By:	/s/ NOEL HOWE
Name:	Noel Howe
Principal of Beacon Law Advisors, PLLC

OWNER: INDIESHARES MANAGEMENT, LLC

By:	/s/ GEORGE R. BRUMDER
Name:	George R. Brumder
Chief Financial Officer